                                                                  EXHIBIT 12.1
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                               FONDA GROUP INC.



                                                                           Fiscal year ended July
                                             -----------------------------------------------------------------------------------
                                                  1993             1994             1995             1996             1997
                                             ---------------  ---------------  ---------------  ---------------  ---------------
          (dollars in thousands)
Income before taxes                                 $ 1,416            $ 490          $ 3,767          $ 5,930         $ 11,603
Fixed charges from below                              1,575            1,639            3,326            8,526           10,345
  Less: Interest capitalized                                                                                               (163)
                                             ---------------  ---------------  ---------------  ---------------  ---------------
     Total earnings (numerator)                     $ 2,991          $ 2,129          $ 7,093         $ 14,456         $ 21,785

Fixed charges:
  Rent expense                                      $ 1,122          $ 1,114          $ 1,150          $ 1,775          $ 2,025
                                             ---------------  ---------------  ---------------  ---------------  ---------------
    Portion of rent considered interest               $ 374            $ 371            $ 383            $ 592            $ 675

  Interest expense                                    1,201            1,268            2,943            7,934            9,507
  Interest capitalized                                                                                                      163
                                             ---------------  ---------------  ---------------  ---------------  ---------------
     Total Fixed Charges                            $ 1,575          $ 1,639          $ 3,326          $ 8,526         $ 10,345

Ratio of earnings to fixed charges                       1.9x             1.3x             2.1x             1.7x             2.1x
                                             ===============  ===============  ===============  ===============  ===============
                                                                                              Pro Forma results
                                                                             -----------------------------------------------------
                                                   Six months ended                              Six months      Twelve months
                                                        January                Year ended          ended             ended
                                            --------------------------------
                                                 1997             1998        July 27,1997     January 25, 1998   January 25, 1998
                                            ---------------  --------------- ----------------  ----------------- -----------------
          (dollars in thousands)
Income before taxes                                $ 3,332          $ 2,780          $ 8,080          $ 2,443           $ 7,586
Fixed charges from below                             4,861            6,757           12,956            6,581            13,174
  Less: Interest capitalized                                           (192)            (163)            (192)             (355)
                                            ---------------  --------------- ----------------  ---------------   ---------------
     Total earnings (numerator)                    $ 8,193          $ 9,345         $ 20,873          $ 8,832          $ 20,405

Fixed charges:
  Rent expense                                       $ 964          $ 1,108          $ 2,127          $ 1,159           $ 2,271
                                            ---------------  --------------- ----------------  ---------------   ---------------
    Portion of rent considered interest              $ 321            $ 369            $ 709            $ 386             $ 757

  Interest expense                                   4,540            6,196           12,084            6,003            12,062
  Interest capitalized                                                  192              163              192               355
                                            ---------------  --------------- ----------------  ---------------   ---------------
     Total Fixed Charges                           $ 4,861          $ 6,757         $ 12,956          $ 6,581          $ 13,174

Ratio of earnings to fixed charges                      1.7x             1.4x             1.6x             1.3x              1.5x
                                            ===============  =============== ================  ===============   ===============

                                                                  EXHIBIT 12.1

    COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES/ COVERAGE DEFICIENCY
                           SWEETHEART HOLDINGS INC.



                                         Period from     Period from
                                         January 1 to   August 30 to                Fiscal year ended September 30,
                                          August 29,    September 30,   -----------------------------------------------------------
                                             1993           1993         1994             1995             1996          1997
                                        ------------------------------  -----------   --------------  -----------------------------
                                        (predecessor)    (Successor)
                                        --------------- --------------  -----------   --------------  -----------------------------
 (dollars in thousands)
Income (loss) before taxes                   $ (20,750)         $ 333     $ 15,816          $ 9,723          $ 9,523     $ (76,218)
Fixed charges from below                        46,602          3,640       41,982           43,453           44,594        47,982
  Less: Interest capitalized                                                  (481)            (659)            (551)         (585)
                                        --------------- --------------  -----------   --------------  -----------------------------
     Total earnings (numerator)               $ 25,852        $ 3,973     $ 57,317         $ 52,517         $ 53,566     $ (28,821)

Fixed charges:
  Rent expense                                 $ 7,865          $ 940     $ 12,125         $ 12,417         $ 15,636      $ 16,756
                                        --------------- --------------  -----------   --------------  -----------------------------
    Portion of rent considered interest        $ 2,621          $ 313      $ 4,041          $ 4,139          $ 5,211       $ 5,585

  Interest expense                              43,981          3,327       37,460           38,655           38,832        41,812
  Interest capitalized                                                         481              659              551           585
                                        --------------- --------------  -----------   --------------  -----------------------------
     Total Fixed Charges                      $ 46,602        $ 3,640     $ 41,982         $ 43,453         $ 44,594      $ 47,982

Ratio of earnings to fixed charges                                 1.1x         1.4x             1.2x             1.2x
                                                        ==============  ===========   ==============  ===============
Coverage deficiency                           $ 20,750                                                                    $ 76,803
                                        ===============                                                              ==============
                                                Three months ended
                                                   December 31,                                Pro Forma results
                                            ----------------------------        -------------------------------------------------
                                                1996          1997                                Six months      Twelve months
                                            ----------------------------          Year ended         ended            ended
                                                                                 July 27,1997   January 25, 1998  January 25, 1998
                                            ----------------------------        --------------- ----------------- ----------------
 (dollars in thousands)
Income (loss) before taxes                      $ (23,119)    $ (12,706)             $ (62,608)       $ (43,234)       $ (51,988)
Fixed charges from below                           11,479        12,270                 46,044           24,769           47,238
  Less: Interest capitalized                         (238)                                (585)             (82)            (347)
                                            ----------------------------        --------------- ----------------  ---------------
     Total earnings (numerator)                 $ (11,878)       $ (436)             $ (17,149)       $ (18,547)       $  (5,097)

Fixed charges:
  Rent expense                                    $ 3,868       $ 3,432               $ 10,942          $ 7,808         $ 11,717
                                            ----------------------------        --------------- ----------------  ---------------
    Portion of rent considered interest           $ 1,289       $ 1,144                $ 3,647          $ 2,603          $ 3,906

  Interest expense                                  9,952        11,126                 41,812           22,084           42,985
  Interest capitalized                                238             0                    585               82              347
                                            ----------------------------        --------------- ----------------  ---------------
     Total Fixed Charges                         $ 11,479      $ 12,270               $ 46,044         $ 24,769         $ 47,238

Ratio of earnings to fixed charges

Coverage deficiency                              $ 23,357      $ 12,706               $ 63,193         $ 43,316         $ 52,335
                                            ============================        =============== ================  ===============


                                                                  EXHIBIT 12.1

          PRO FORMA COMPUTATION OF EARNINGS TO FIXED CHARGES COVERAGE
                         DEFICIENCY SF HOLDINGS, INC.

                                                                       Six months        Twelve months
                                                 Year ended              ended                ended
                                                July 27,1997        January 25, 1998    January 25, 1998
                                             ----------------      ------------------   -----------------
                                                           (dollars in thousands)
Loss before taxes and minority interest           $(66,041)           $(46,399)           $(55,672)
Fixed charges from below                            69,581              36,641              70,993
  Less: Interest capitalized                          (748)               (274)               (702)
                                                  --------            --------            --------
     Total earnings (numerator)                   $  2,792            $(10,032)           $ 14,619

Fixed charges:
  Rent expense                                    $ 13,069            $  8,967            $ 13,988
                                                  --------            --------            --------
    Portion of rent considered interest           $  4,356            $  2,989            $  4,663

  Interest expense                                  64,477              33,378              65,628
  Interest capitalized                                 748                 274                 702
                                                  --------            --------            --------
     Total Fixed Charges                          $ 69,581            $ 36,641            $ 70,993

                                                  ========            ========            ========
Coverage deficiency                               $ 66,789            $ 46,673            $ 56,374
                                                  ========            ========            ========